UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2017

Autobytel Inc.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2017, the Compensation Committee of the Board of Directors of Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), approved awards of shares of the Company’s common stock, $0.001 par value per share, in the form of service-based restricted stock (“Restricted Stock”) pursuant to the Autobytel Inc. 2014 Amended and Restated Equity Incentive Plan (“Plan”). Mr. Jeffrey H. Coats, the Company’s President and CEO, Ms. Kimberly S. Boren, the Company’s Executive Vice President, Chief Financial Officer, Mr. William A. Ferriolo, the Company’s Executive Vice President, Chief Operating Officer, and Mr. Glenn E. Fuller, the Company’s Executive Vice President, Chief Legal and Administrative Officer and Secretary, were awarded eighty-five thousand (85,000) shares of Restricted Stock; forty thousand (40,000) shares of Restricted Stock, seventy thousand (70,000) shares of Restricted Stock, and forty thousand (40,000) shares of Restricted Stock, respectively. These shares of Restricted Stock are subject to forfeiture restrictions which lapse with respect to one-third (1/3rd) of the Restricted Stock on each of the first, second, and third anniversaries of the date of award. Further, the forfeiture restrictions on the Restricted Stock shall lapse upon: (i) the termination of the employee’s employment with the Company (1) by the Company without cause or by reason of the employee’s death or disability or (2) by the employee for good reason, or (ii) upon a change in control of the Company, unless, as provided in the award agreements, the awards are assumed or substituted by the successor entity and the employee’s employment is not terminated within twenty-four months of the change in control for cause or by the employee without good reason. In addition, in the case of termination of Mr. Coats’ employment with the Company by Mr. Coats without good reason, if Mr. Coats continues to serve as a member of the Board of Directors of the Company (“Board”), any shares of Restricted Stock that remain subject to forfeiture restrictions at the time of termination shall not be immediately forfeited and cancelled, but shall remain in effect and the forfeiture restrictions shall continue to lapse as set forth above during the time that Mr. Coats continues to serve as a member of the Board.

The foregoing description of the Restricted Stock awards is not complete and is qualified in its entirety by reference to the form of the Restricted Stock Award Agreement under the Plan, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 2, 2017, the Company announced that the Board approved a change in the Company’s name to AutoWeb, Inc., which is anticipated to be effective October 9, 2017. The Company also announced that it will change the ticker symbol of the Company’s common stock listed on The Nasdaq Capital Market from “ABTL” to “AUTO,” which is also anticipated to be effective October 9, 2017. The Company will file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to implement the name change and will file a copy of such amendment with a separate Current Report on Form 8-K upon the name change becoming effective.

A copy of the Company’s announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits

10.1
Form of Restricted Stock Award Agreement pursuant to the Autobytel Inc. 2014 Amended and Restated Equity Incentive Plan
99.1
Press Release dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2017
AUTOBYTEL INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary